                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                              STAR SCIENTIFIC, INC.
                           F/K/A EYE TECHNOLOGY, INC.,
                             a Delaware corporation


                                       AND


                                  EYETECH, LLC
                      a Minnesota limited liability company


                             ROBERT J. FITZSIMMONS,
                  an individual residing in St. Paul, Minnesota



                             -----------------------

                                December 30, 1998

                             -----------------------

                                TABLE OF CONTENTS


                                                                                                       PAGE
ARTICLE I

         PURCHASE AND SALE.............................................................................  1
         1.01     Sale of Assets.......................................................................  2
         1.02     Consideration........................................................................  3
         1.03     Payment of Consideration.............................................................  3
         1.04     Escrow of Shares.....................................................................  3

ARTICLE II

         CLOSING.......................................................................................  3
         2.01     Place and Time.......................................................................  3
         2.02     Delivery of Documents................................................................  3

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF SELLER......................................................  3
         3.01     Organization and Authorization.......................................................  3
         3.02     No Conflict..........................................................................  3

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................................  4
         4.01     Organization and Authorization.......................................................  4
         4.02     No Conflict..........................................................................  4
         4.03     Information..........................................................................  4

ARTICLE V

         COVENANTS.....................................................................................  5
         5.01     Confidential Information.............................................................  5
         5.02     Brokerage Fees.......................................................................  5
         5.03     Costs and Expenses...................................................................  5
         5.04     Access and Information...............................................................  5
         5.05     Fairness Opinion.....................................................................  5
         5.06     Income Tax Returns...................................................................  5
         5.07     Expenses for Sam Sears...............................................................  5

ARTICLE VI

         CONDITIONS TO PURCHASER'S OBLIGATIONS.........................................................  5
         6.01     Obligations of Purchaser.............................................................  5

ARTICLE VII

         CONDITIONS TO SELLER'S OBLIGATIONS............................................................  6
         7.01     Obligations of Seller................................................................  6

ARTICLE VIII

         TERMINATION PRIOR TO THE CLOSING..............................................................  7
         8.01     Termination of Agreement.............................................................  7
         8.02     Termination of Obligations...........................................................  7

ARTICLE IX

         MISCELLANEOUS.................................................................................  7
         9.01     Entire Agreement.....................................................................  7
         9.02     Parties Bound by Agreement; Successors and Assigns...................................  7
         9.03     Counterparts.........................................................................  7
         9.04     Headings.............................................................................  7
         9.05     Knowledge............................................................................  8
         9.06     Sales and Use or Transfer Taxes......................................................  8
         9.07     Bulk Sales Law.......................................................................  8
         9.08     Notices..............................................................................  8
         9.09     Public Disclosure...................................................................   8
         9.10     Governing Law.......................................................................   9

SCHEDULES

         3.02     ....................................................................................
         4.02     ....................................................................................

                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT ("Agreement"), dated as of December 30, 1998, between Star Scientific, Inc., f/k/a Eye Technology, Inc., a Delaware corporation ("Seller"), EYETECH, LLC, a Minnesota limited liability company ("Purchaser"), and Robert J. Fitzsimmons, an individual residing in St. Paul, Minnesota ("Guarantor").

         WHEREAS, Seller, together with one or more subsidiary corporations, owns and operates an ophthalmic product business under the names "Eye Technology" and "Eye Tech", primarily involved in the manufacture and sale of intraocular lens with physical facilities in St. Paul, Minnesota and Mexicoli, Mexico (the "Ophthalmic Business");

         WHEREAS, Seller, together with one or more subsidiary corporations, also operates a tobacco products business under the names "Star Tobacco" and "Star Tobacco Pharmaceuticals", primarily involved in the manufacture and sale of cigarettes and the research, development and sale of tobacco leaf, with physical facilities in Petersburg, Virginia, Chase City, Virginia, and Richmond, Virginia (collectively the "Tobacco Business"); and

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase, substantially all of its assets which comprise or are related exclusively to the Ophthalmic Business but not to the Tobacco Business;

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

         1.01 SALE OF ASSETS. Subject to the terms and conditions set forth below, Purchaser shall purchase from Seller at Closing all of the "Seller Assets". As used in this Agreement, "Seller Assets" shall mean all assets of Seller which comprise or are exclusively related to the Ophthalmic Business, including, without limitation, intellectual property rights, inventory, accounts receivable, equipment, machinery, fixtures, furniture, leasehold interests, contracts, choses in action, records, documents, and including without limitation the following:

                  (a) All assets of Seller reflected in its audited balance sheet as at December 31, 1997 (and in the case of inventory and accounts receivable, as the same may have been changed in the ordinary course of business or otherwise from December 31, 1997 to the Closing
         Date) to the extent still owned by Seller as of the Closing Date;

                  (b) All of Seller's right, title and interest in and to the capital stock and assets of Bionica, S.A. and Eye Technology International, Inc. (the "Ophthalmic Subsidiaries"); and

                  (c) All of Seller's right, title and interest, including without limitation all intellectual property rights, in and to the names "Eye Technology", "Eye Tech" and "Bionica", and names similar thereto;

Specifically excluded from Seller Assets are each of the following:

                  (i) All of Seller's right, title and interest in and to the capital stock of Kerametrics Corporation and any other assets related to Kerametrics Corporation, including without limitation, any amounts due to Seller and any claims and choses in action of Seller against Kerametrics Corporation and/or any of its stockholders;

                  (ii) All assets of Seller which comprise or are exclusively related to the Tobacco Business;

                  (iii) Corporate minute books, capital stock records, financial records and other corporate documentation which is not specific to either the Ophthalmic Business or the Tobacco Business; and

                  (iv) The value, if any, of any corporate tax loss carryforward.

         1.02 CONSIDERATION. In consideration of the transfer and sale of the Seller Assets, Purchaser shall assume, agree to pay or otherwise satisfy and indemnify Seller against the following (the "Assumed Liabilities/Obligations"):

                  (a) All obligations and liabilities of Seller and/or the Ophthalmic Subsidiaries as at December 30, 1998, and thereafter, which in any case arise out of, result from, or relate specifically to, the Ophthalmic Business;

                  (b) All obligations and liabilities of Seller and/or the Ophthalmic Subsidiaries to Robert J. Fitzsimmons, his children and any entity controlled by Robert J. Fitzsimmons and/or his children;

                  (c) All unpaid taxes and assessments, and interest thereon or penalties related thereto, with respect to payroll, sales/use and/or personal property, arising out of the Ophthalmic Business or relating to employees or personnel used in the Ophthalmic Business, including without limitation, Robert J. Fitzsimmons; and

                  (d) Corporate, federal and state income and excise taxes for any tax period ended prior to February 6, 1998.

Specifically excluded from the Assumed Liabilities/Obligations are each of the following:

                  (i) Liabilities owed by the Seller to the accounting firm of Olsen, Thielen & Co., to ProStaff and to Accountants on Call for accounting services;

                  (ii) All obligations and liabilities of Seller as at December 31, 1998, and thereafter, which in any case arise out of, result from, or relate (A) specially to the Tobacco Business or (B) to Seller's status as a publicly-owned corporation;

                  (iii) All unpaid taxes and assessments, and interest thereon or penalties related thereto, with respect to payroll, sales/use and/or personal property, arising out of the Tobacco Business or relating to employees or personnel used in the Tobacco Business, including without limitation all corporate officers and Directors who are or were at any time since February 6, 1998, an officer or Director of Seller, except for Robert J. Fitzsimmons;

                  (iv) Corporate, federal and state income and excise taxes for any tax period ended or ending on or after February 6, 1998; and

                  (v) Liabilities owed by Seller to, or with respect to the affairs of Kerametrics Corporation or its stockholders (other than liabilities that may be reflected on the books of Seller as of the Closing Date.

         1.03 PAYMENT OF CONSIDERATION. The consideration to be paid by Purchaser in accordance with Section 1.02 above shall be satisfied at the Closing by the delivery of an Assumption and Escrow Agreement, duly executed by Purchaser and Robert J. Fitzsimmons, in the form attached hereto as Exhibit A.

         1.04 ESCROW OF SHARES. At the Closing (as defined herein), Purchaser shall escrow 250,000 shares of Guarantor's Common Stock owned by him pursuant to the aforesaid Assumption and Escrow Agreement.

                                   ARTICLE II

                                     CLOSING

         2.01 PLACE AND TIME. The closing (the "Closing") shall take place at 10:00 a.m., local time, at the offices of Seller on Tuesday, February 16, 1999 and shall be effective as of December 30, 1998.

         2.02 DELIVERY OF DOCUMENTS. At the Closing, Seller and Purchaser shall deliver the Assumption and Escrow Agreement and Seller shall execute and deliver to Purchaser all bills of sale, assignments of contracts and assignments of intellectual property necessary to vest in Purchaser good and marketable title to the Seller Assets.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

         3.01 ORGANIZATION AND AUTHORIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets. Seller has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. At the Closing, the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will have been duly authorized by all necessary corporate action on the part of Seller. At the Closing, this Agreement will have been duly and validly executed and delivered by Seller and will constitute the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

         3.02 NO CONFLICT. Except as set forth on Schedule 3.02, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein except for the contracts and lease for which consents or approvals to the assignment are to be delivered at the Closing, will
(a) result in the breach, violation or contravention of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate any obligation under any of the provisions of (i) any agreement, lease, note, bond, debenture or other evidence of indebtedness or any mortgage, deed of trust, indenture or other instrument to which Seller is a party or by which any of them is bound or to which any of their assets is subject, (ii) any judgment, decree, order or award of any court, regulatory agency or other governmental body or arbitrator to which Seller or any of their assets is subject or by which Seller is bound or
(iii) any statute, rule or regulation or other law applicable to Seller, (b) result in the creation of any pledge, lien, encumbrance or security interest upon any of their assets, or (c) require the authorization, approval, consent or order of, or filing with, or other action by any court, regulatory agency or other governmental body.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         4.01 ORGANIZATION AND AUTHORIZATION. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in every state in which the conduct of its businesses or the ownership of its properties and assets requires it to be so qualified. Purchaser has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. At Closing, the execution, delivery and performance of this Agreement by Purchaser and its affiliate and the consummation of the transactions contemplated hereby will have been duly authorized by all necessary corporate action on the part of Purchaser. At Closing, this Agreement will have been duly and validly executed and delivered by Purchaser and will constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

         4.02 NO CONFLICT. Except as set forth on Schedule 4.02, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein except for the contracts and lease for which consents or approvals to the assignment are to be delivered at the Closing, will
(a) result in the breach, violation or contravention of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate any obligation under any of the provisions of (i) any agreement, lease, note, bond, debenture or other evidence of indebtedness or any mortgage, deed of trust, indenture or other instrument to which Purchaser or its affiliate is a party or by which any of them is bound or to which any of their assets is subject, (ii) any judgment, decree, order or award of any court, regulatory agency or other governmental body or arbitrator to which Purchaser or its affiliate or any of their assets is subject or by which Purchaser or its affiliate is bound or (iii) any statute, rule or regulation or other law applicable to Purchaser, (b) result in the creation of any pledge, lien, encumbrance or security interest upon any of their assets, or (c) require the authorization, approval, consent or order of, or filing with, or other action by any court, regulatory agency or other governmental body.

         4.03 INFORMATION. Purchaser has consulted with his counsel and has been provided with all information and materials which its counsel has requested and is entering into this transaction after reviewing such information and materials and conducting all due diligence it deems appropriate.

                                    ARTICLE V

                                    COVENANTS


         5.01 CONFIDENTIAL INFORMATION. Purchaser will use its best efforts to hold in strict confidence and not disclose to third parties any data and information obtained from Seller, except to its sources of financing, lawyers and accountants and except as may be required by law.

         5.02 BROKERAGE FEES. Seller shall indemnify Purchaser, its officers, directors and shareholders against any other fee or commission payable to any broker, agent or finder retained by Seller in connection with the sale of the Seller Assets to Purchaser. Purchaser shall indemnify Seller against any fee or commission payable to any broker, agent or finder retained by Purchaser in connection with the purchase of the Seller Assets by Purchaser.

         5.03 COSTS AND EXPENSES. Purchaser and Seller shall each bear the fees and expenses of their respective legal counsel, accountants and advisors.

         5.04 ACCESS AND INFORMATION. Seller shall cooperate with Purchaser and shall supply such information and data relating to the Ophthalmic Business as Purchaser may reasonably request.

         5.05 FAIRNESS OPINION. Purchaser agrees to cooperate with Seller in facilitating the completion and delivery of the fairness opinion (the "Fairness Opinion") to be prepared by Mooers & Associates. Seller agrees to pay for the cost of the Fairness Opinion, currently estimated to be $10,000 to $15,000, plus out-of-pocket expenses.

         5.06 INCOME TAX RETURNS. Purchaser will cooperate and assist Seller in the preparation and filing of all federal and state income tax returns for the years ended December 31, 1995, 1996, 1997 and 1998.

         5.07 EXPENSES FOR SAM SEARS. Seller agrees to pay the expenses of Samuel Sears to spend two days with Robert Fitzsimmons in Phoenix, Arizona to negotiate a settlement with Auer Precision Co., Inc. Mr. Fitzsimmons will pay his own expenses in this matter.


                                   ARTICLE VI

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         6.01 OBLIGATIONS OF PURCHASER. The obligations of Purchaser are subject to the satisfaction or waiver at the Closing of each of the following conditions:

                  (a) Representations and Warranties True at the Closing. Seller's representations and warranties contained in this Agreement shall be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such date; and Seller shall have complied in all material respects with its covenants and agreements in this Agreement on or before the Closing.

                  (b) Litigation. No suit, investigation, action or other proceeding shall be overtly threatened or pending against Seller before any court or governmental agency which (i) could result in the restraint or prohibition of Seller, or the obtaining of damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated here or (ii) an order restricting Seller from conducting its business as now being conducted.

                  (c) No Material Adverse Changes. Seller shall not have suffered any material adverse change in its businesses, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise) or operations.

                  (d) Documents and Schedules Satisfactory. All bills of sale, assignments, certificates, and other documents delivered by Seller to Purchaser at the Closing will be in form and substance reasonably satisfactory to Purchaser and its counsel.

                                   ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS

         7.01 OBLIGATIONS OF SELLER. The obligations of Seller are subject to the satisfaction or waiver at the Closing of each of the following conditions:

                  (a) Representations and Warranties True at the Closing. Purchaser's representations and warranties contained in this Agreement shall be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such date; and Purchaser will have complied in all material respects with its covenants and agreements in this Agreement on or before the Closing.

                  (b) Litigation. No suit, investigation, action or other proceeding shall be overtly threatened or pending against Purchaser before any court or governmental agency which (i) could result in the restraint or prohibition of Purchaser, or the obtaining of damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated here or (ii) an order restricting Purchaser from conducting its business as now being conducted.

                  (c) Documents Satisfactory. All assumptions, indemnification, certificates and other documents delivered by Purchaser to Seller at the Closing shall be in form and substance satisfactory to Seller and its counsel.

                  (d) Fairness Opinion. Seller shall have received the Fairness Opinion, which shall be in form and substance satisfactory to Seller and its counsel.

                  (e) Required Governmental Approvals. All governmental authorizations, consents, and approvals necessary to consummate the transactions contemplated herein shall have been obtained by Seller or Purchaser and shall be in full force and effect.

                  (f) Other Necessary Consents. Seller shall have obtained all other consents and approvals necessary for it to consummate the transactions contemplated herein.

                  (g) Board Approval. This Agreement and the transactions contemplated herein shall have been approved by the Board of Directors of Seller.


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
                                  ARTICLE VIII

                        TERMINATION PRIOR TO THE CLOSING

         8.01 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                  (a) By mutual written consent of the parties;

                  (b) By Seller in writing, without liability, if Purchaser (i) fails to perform in any material respect any act required at or prior to the Closing, or (ii) materially breaches any representation, warranty or covenant of Purchaser in this Agreement;

                  (c) By Purchaser in writing, without liability, if Seller (i) fails to perform in any material respect any act required at or prior to the Closing, or (ii) materially breaches any representation, warranty or covenant of Seller in this Agreement; or

                  (d) By any party in writing, without liability, if any court or governmental or regulatory agency order, writ, injunction, or decree prohibits or restrains any party from consummating the transactions contemplated here.

         8.02 TERMINATION OF OBLIGATIONS. Termination of this Agreement pursuant to this article will terminate all of the parties' obligations, except for the obligations of the parties hereto under Article V hereof. However, termination pursuant to Sections 8.01(b) or (c) hereof will not relieve a defaulting or breaching party from any liability to any other party. Within fifteen (15) days after this Agreement is terminated, each party will, upon written request from any other party, return all documents and copies previously delivered to it or made in connection with this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 ENTIRE AGREEMENT. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         9.02 PARTIES BOUND BY AGREEMENT; SUCCESSORS AND ASSIGNS. The terms, conditions and obligations of the Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of the other party, neither party may assign its rights, duties, or obligations hereunder or any part hereof to any other person or entity.

         9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

         9.04 HEADINGS. The headings of the Articles, Sections and Schedules of this Agreement are inserted in convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.


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
         9.05 KNOWLEDGE. As used in this Agreement, "knowledge" and "to the knowledge of" means actual knowledge of a party or any executive or key employee or officer of the party.

         9.06 SALES AND USE OR TRANSFER TAXES. Any and all sales and use or transfer tax due or to become due as a result of the consummation of the transactions contemplated hereby shall be borne solely by, and paid to the appropriate taxing body by Purchaser.

         9.07 BULK SALES LAW. Purchaser shall indemnify Seller against any bulk sale liability.

         9.08 NOTICES. Any notice, request, instruction, or other document to be given must be in writing and delivered personally or sent by certified mail or by United States Express Mail, postage or fees prepaid, or by Federal Express as follows:

         If to Seller to:           Star Scientific, Inc.
                                    Attn:  Chief Financial Officer
                                    16 South Market Street
                                    Petersburg, Virginia  23803
                                    Telecopy No.:  (804) 861-6215

         with a copy to:            Wolin, Ridley & Miller LLP
                                    Attn:  Norman R. Miller
                                    3100 Bank One Center
                                    1717 Main Street
                                    Dallas, Texas  75201
                                    Telecopy No.:  (214) 939-4949

         If to Purchaser to:        Robert J. Fitzsimmons
                                    EYETECH, LLC
                                    Acorn Park
                                    7016 6th Street, N.
                                    Oakdale, Minnesota  55128
                                    Telecopy No.:  (651) 774-6271

         with a copy to:            Vincent G. Ella, Esq.
                                    Messerli & Kramer P.A.
                                    150 South Fifth Street, Suite 1800
                                    Minneapolis, Minnesota  55402
                                    Telecopy No.:  (612) 672-3777

         Any notice delivered personally in the manner provided here will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided here will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth (4th) business day after the day it is place din the mail or, if earlier, the time of actual receipt.

         9.09 PUBLIC DISCLOSURE. Purchaser shall not issue any press release or make other public statement or disclosure concerning the transaction contemplated hereby, without the consent of Seller as to the content and the manner of presentation and publication thereof.



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
         9.10 GOVERNING LAW. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date hereof.

                             SELLER:

                             STAR SCIENTIFIC, INC.
                             f/k/a Eye Technology, Inc., a Delaware corporation

                             By:
                                -----------------------------------------------

                             BUYER:

                             EYETECH, LLC

                             By:
                                -----------------------------------------------
                                  Robert J. Fitzsimmons, Chief Manager

                             GUARANTOR:

                             By:
                                -----------------------------------------------
                                  Robert J. Fitzsimmons, Individually







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